CleanSpark Provides Updates on Bitcoin Mining and Energy Operations

Mining Hashrate Capacity Now Exceeds 740 PH/s, Daily Bitcoin Production Tops 6 BTC per day,

Over 200 Batteries installed for Fire Prone CA Homes During the Month of July.

SALT LAKE CITY, August 3, 2021 – CleanSpark, Inc. (Nasdaq: CLSK) (the “Company” or “CleanSpark”), a clean Bitcoin mining and a diversified software and services company, today announced updates to a number of strategic initiatives related to its Bitcoin and Energy business units.

CleanBlok, the Company’s Bitcoin mining division, now has over 7,500 of the latest generation mining units deployed with a hashrate capacity of over 740 PH/s, currently producing approximately 6 Bitcoin per day at today’s difficulty rates. Another 1,670 units, capable of producing approximately 148 PH/s or approximately 1.4 Bitcoin per day, have just been received and are expected to be installed this month. Additional units are scheduled for delivery in late August. Upon deployment of these units, the Company expects to exceed a hashrate capacity of 1.0 EH/s, which would produce approximately 9.3 Bitcoin per day assuming current difficulty. With a Bitcoin price of $40,000 and current difficulty rates, 1.0 EH/s would result in an annual run rate of $136 million of revenue, in the mining segment alone. CleanSpark expects to approach 2.0EH/s by the close of calendar 2021, and 3.2EH/s by the end of September 2022.

The Company produced 147.8 Bitcoins during the month of July. Cumulatively, the company has mined more than 520 Bitcoins since entering the mining sector last December. The significant increase in production for the month of July was due to a substantial increase in the number of miners deployed over the past 30 days. In addition, the difficulty of mining has decreased sharply over the past two months resulting in increased production.

CleanSpark’s Chief Executive Officer Zach Bradford stated, “We have experienced tremendous growth over a relatively short period of time, and we are very enthusiastic about the results. In just the month of July, we have already produced nearly 70% of the Bitcoins that we mined over the entire prior quarter, and we expect to continue to grow at a strong pace. We’re on track to receive over 20,000 additional miners over the coming 12 months.”

CleanSpark’s Bitcoins are mined using approximately 95% carbon-free energy. The Company has a goal to achieve 100% carbon-free mining through the installation of an on-site microgrid featuring efficient solar and energy storage at its Atlanta facility, participation in renewable energy credit programs, and, as previously announced, CleanSpark plans to deploy its energy solutions at co-located facilities operated by Coinmint. Upon deployment of its microgrid project in Atlanta, which is planned for 2022, the Company intends to showcase the facility’s overall energy efficiency in a public-facing dashboard.

CleanSpark’s energy and microgrid services business unit integrated over 180 batteries on more than 50 California locations during the month of July, a significant increase from the previous entire quarter’s total residential battery installations of just 52. Unaudited revenues generated from residential energy solutions for the month of July was equal to 80% of total energy revenue for the entire quarter ended June 30, 2021.

CleanSpark’s Chief Revenue Officer and Energy Division President, Amer Tadayon, said, “Our strong balance sheet enabled us to resolve supply chain constraints, resulting in the delivery of more than 1,100 batteries to our facilities. The majority of our new integrations were for our neighbors in fire-prone communities throughout California. Our team has been able to install a number of residential systems providing critical energy resiliency for families with medical needs that require consistent and reliable power. We expect the momentum to continue through the current quarter and through the end of the year, with our contracted energy backlog now in excess of $20 million.”

The Company previously discussed the rollout strategy for its residential microgrid solution, mVoult. The user application is now in late-stage testing for its inclusion to the Apple and Google app stores. Advanced orders are now available in select markets.

Tadayon added, “Battery energy storage systems continue to be delivered to our warehouse on time and as expected and are being installed as rapidly as possible. Due to the growth of our California operations, the company recently relocated to a larger 12,704 square foot facility in Carlsbad. The new facility includes offices, warehouse and training facilities. We intend to install a full, mPulse-controlled microgrid in the coming months. This microgrid will allow us to demonstrate energy savings and optimization in real time to our partners, potential customers, and the general public.”

The Company achieved its single largest revenue month in history in July.

CEO Bradford said, “Our growth has not been without its challenges, however. The Company successfully navigated the volatility of Bitcoin, managed supply chain constraints, and resolved a legal dispute. Additionally, we were able to aggressively expand our sales and marketing efforts and increase our labor force for energy products.”

“Also, CleanSpark, like all companies holding large amounts of digital currency, is required to measure impairment risks to the value of Bitcoin and other intangible assets pursuant to US accounting rules,” Bradford said. “We are also required to value certain investments at the end of each reporting period. As a result of market volatility in both Bitcoin and other investments last quarter, we anticipate reporting losses on the impairment of Bitcoin and recognizing unrealized losses on certain investments. We also incurred costs related to employee pay and stock-based compensation that were largely onetime events. These activities and other growth-based initiatives contributed to non-cash and one-time cash expenses last quarter that will have a negative impact on the reported results for the prior fiscal quarter.”

“Despite the challenges of last quarter,” Bradford added, “we believe our efforts will translate to a strong future and increased stockholder value. Our growing mining fleet, California’s Self-Generation Incentive Program supporting energy storage, and our backlog of executed contracts of over $20 million should contribute to record growth continuing throughout the balance of 2021. We are really thankful for the support of our stockholders, suppliers and customers and look forward to a strong future.”

Parties interested in learning more about CleanSpark products and services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at www.cleanspark.com.

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About CleanSpark

CleanSpark, Inc., a Nevada corporation, is an energy technology and clean Bitcoin mining Company that is focused on solving modern energy challenges.

For more information about the Company, please visit the Company's website at https://www.cleanspark.com/investor-relations.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's plans and expectations for expansion of its energy initiatives, operating results, business strategy, partnership with Coinmint, deployment of miners, digital currency mining activities, the growth of its facilities and other statements regarding the expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these forward-looking statements by using words such as "expect," "target," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation: the successful deployment of energy solutions for residential and commercial applications; the fitness of the Company's energy hardware, software and other solutions for this particular application or market; the success of its digital currency mining activities; the expectations of future revenue growth may not be realized; ongoing demand for the Company's software products and related services; the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release (including any forward-looking statements contained herein) to reflect events or circumstances after the date hereof.

Contacts:

Investor Relations:

CleanSpark, Inc.

Investor Relations

ir@cleanspark.com

Press:

Trish DaCosta

KCD PR

Cleanspark@kcdpr.com

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